 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

RONCO CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27471	84-1148206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Moreland Road, Simi Valley, California 93065-1662
(Address of Principal Executive Offices)

(805) 433-1030
(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2006, the Board of Directors of Ronco Corporation, a Delaware corporation (the “Company”), approved an increase in the annual salary of Paul Kabashima, the Company’s interim President, interim Chief Executive Officer and Chief Operating Officer, from $200,000 to $275,000 effective on the earliest date that both the following conditions have been met: (a) the timely filing (including all available automatic extensions) of the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, and (b) the funding of a debt or equity financing of at least $3 million on or prior to October 31, 2006. Mr. Kabashima is employed by the Company on an at-will basis with thirty (30) days notice required for termination without Cause. Cause is defined as having been indicted for a felony crime or exhibiting behavior that is materially injurious to the Company.

The Board of Directors of the Company also determined that that the $50,000 retention bonus promised to Mr. Kabashima will be paid pro rata over the period of August 9, 2006 to December 31, 2006 in accordance with the Company’s standard payroll practices (currently bi-weekly).

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONCO CORPORATION

Date: October 17, 2006	By:	/s/Paul Kabashima
Paul Kabashima
Interim President and Interim Chief Executive Officer